Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38325) of Childtime Learning Centers, Inc. of our report dated June 18, 2001 relating to the financial statements of Childtime Children’s Centers 401(k) Savings & Retirement Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
June 28, 2001